Registration  No.  333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON. D.C. 20549

                                   __________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   __________

                        POMEROY COMPUTER RESOURCES, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                 31-1227808
---------------------------------               -------------------
(State  or  other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)                Identification No.)


                     1020 Petersburg Road, Hebron, KY 41048
                     --------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                   __________

                        1998 EMPLOYEE STOCK PURCHASE PLAN
                        ---------------------------------
                            (Full title of the plan)

                                   __________

                               Stephen E. Pomeroy
                      Chief Financial Officer and Treasurer
                        Pomeroy Computer Resources, Inc.
                     1020 Petersburg Road, Hebron, KY 41048
                     --------------------------------------
                     (Name and address of agent for service)
                                 (606) 586-0600
                                 --------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
======================================================================================
Title of                           Proposed Maximum   Proposed Maximum     Amount of
Securities To Be   Amount To Be     Offering Price        Aggregate       Registration
Registered          Registered       Per Share(1)      Offering Price        Fee(1)
Common Stock,     100,000 shares  $            18.25  $       1,825,000  $       507.35
 $.01 par value

======================================================================================
 (1)  Pursuant  to  Rule  457(h)and Rule 457(c), the proposed maximum offering price is estimated, solely for purposes of calculating the registration fee, on the basis of the average  of  the high and low price of the Common Stock reported on the NASDAQ National
Market  on  March  18,  1999.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM  1. PLAN INFORMATION

         Omitted pursuant to the instructions and provisions of Form S-8.

ITEM  2. REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  INFORMATION

         Omitted  pursuant  to  the  instructions  and  provisions  of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3. INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

         The following documents filed by Pomeroy Computer Resources, Inc. (the "Registrant" or the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

          (a) The Company's Annual Report on Form 10-K for the year ended January 5, 1998, as amended;

          (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended April 5, 1998, July 5, 1998 and October 5, 1998;

          (c) The Company's Current Reports on Form 8-K filed on February 26, 1998, March 2, 1998, March 16, 1998, April 7, 1998 and January
               29, 1999;

          (d) The description of the Registrant's common stock, par value $.01 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form S-1, as amended, dated April 2, 1992 (Registration No, 33-45728).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this Registration statement, any statement in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement modifies or supersedes a statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

          Not  applicable.

ITEM  5.  INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.

         The legality of the Common Stock being offered hereby will be passed upon for the Company by Lindhorst & Dreidame Co., L.P.A., Cincinnati, Ohio. Mr. James H. Smith, III, a stockholder in the firm, is a Director of the Company. Mr. Smith beneficially owns 14,798 shares of Common Stock of the initial cap company.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     Section 145 of the Delaware General Corporation Law ("DGCL") empowers a Delaware corporation to indemnify present and former directors, officers, employees or agents of the corporation. The Company's Certificate of Incorporation and Bylaws provide for indemnification of directors and officers of the Company to the fullest extent permitted by the DGCL. The Company's Certificate of Incorporation provides that the Company shall indemnify to the fullest extent authorized under the DGCL each person who was or is made a party to, or is threatened to be made a party to, or is involved in, any action, suit or proceeding by reason of the fact such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) reasonably incurred by such person in connection therewith provided that the applicable standards of conduct under the DGCL are satisfied. These standards are, with respect to civil proceedings, that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company or its stockholders and, with respect to criminal proceedings, such person had no reasonable cause to believe his or her conduct was unlawful. However, under the DGCL, with respect to claims by or in the right of the Company, no indemnification may be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company except to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that despite such adjudication and in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnity as such court deems proper.

The Company has in effect an insurance policy that covers any negligent act, error or omission of a director or officer, subject to certain exclusions. The limit of liability under the policy is $5,000,000 in the aggregate annually for coverage in excess of deductibles and covers only 30% of securities claims.


ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

          Not  applicable.

ITEM  8.  EXHIBITS.

         The  following  exhibits  are  filed  as  part  of  this  Registration
Statement:

Number  Description
------  ---------------------------------------------------------------
   4.1  Certificate of Incorporation (incorporated by reference to
        Exhibit 3.1 to the Company's Annual Report on Form 10-K for
        the fiscal year ended January 5, 1998)
        ---------------------------------------------------------------
   4.2  Bylaws (incorporated by reference to Exhibit 3.2 to the
        Company's Annual Report on Form 10-K for the fiscal year ended
        January 5, 1998)
        ---------------------------------------------------------------
   4.3  1998 Employee Stock Purchase Plan
        ---------------------------------------------------------------
   5.1  Opinion of Lindhorst & Dreidame, L.P.A.
        ---------------------------------------------------------------
  23.1  Consent of Lindhorst & Dreidame, L.P.A. (included in Exhibit
        5.1 hereto)
        ---------------------------------------------------------------
  23.2  Consent of Grant Thornton LLP, independent auditors
        ---------------------------------------------------------------
  24.1  Power of Attorney (included on signature page)
------  ---------------------------------------------------------------

ITEM  9.  UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes that:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's or the Plan's annual report to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hebron, Commonwealth of Kentucky, on the 23rd day of March, 1999.


                                             POMEROY  COMPUTER  RESOURCES,  INC.


                                             By:  /s/  Stephen  E.  Pomeroy
                                                ------------------------------
                                                       Stephen  E.  Pomeroy
                                                       Chief Financial Officer


                                POWER  OF  ATTORNEY

         We, the undersigned directors and officers of Pomeroy Computer Resources, Inc., do hereby make, constitute and appoint Stephen E. Pomeroy our true and lawful attorneys-in-fact and agent, with power to act without any other and with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors and officers, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                         TITLE                 DATE
----------------------  -------------------------  --------------
                        Chairman of the Board of
                        Directors, President and
*                       Chief Executive Officer
DAVID B. POMEROY, II


*                       Director
Richard C. Mills


                        Director, Chief Financial
/s/ Stephen E. Pomeroy  Officer and Treasurer      March 23, 1999
Stephen E. Pomeroy


              *         Director
James H. Smith, III


*                       Director
David W. Rosenthal


*                       Director
Michael E. Rohrkemper


*                       Director
William Lomicka

*By:    /s/  Stephen  E.  POMEROY
 --------------------------------
             Stephen  E.  Pomeroy
             ATTORNEY-IN-FACT


                                  EXHIBIT  INDEX

Exhibit
Number                 Description
-------                -----------
   4.3      1998  Employee  Stock  Purchase  Plan.

   5.1      Opinion  of  Lindhorst  &  Dreidame.

  23.2      Consent  of  Grant  Thornton  LLP,  independent  auditors.

  24.1      Power  of  Attorney  (included  on  the  signature  page).